                                                                    Exhibit 25.1

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                     a Trustee Pursuant to Section 305(b)(2)

                         -------------------------------

                         U.S. BANK NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

                                   31-0841368
                       I.R.S. Employer Identification No.

              800 Nicollet Mall
           Minneapolis, Minnesota                             55402
  (Address of principal executive offices)                  (Zip Code)

                                  Frank Leslie
                         U.S. Bank National Association
                              60 Livingston Avenue
                               St. Paul, MN 55107
                                 (651) 495-3913
            (Name, address and telephone number of agent for service)

                              Prestige Brands, Inc.
                     (Issuer with respect to the Securities)

                Delaware                               80-0091750

  (State or other jurisdiction of
    incorporation or organization)        (I.R.S. Employer Identification No.)

           90 North Broadway                            10533
          Irvington, New York
 (Address of Principal Executive Offices)            (Zip Code)

                    9 1/4% SENIOR SUBORDINATED NOTES DUE 2012
                       (TITLE OF THE INDENTURE SECURITIES)

================================================================================

                EXACT NAME OF ADDITIONAL                      PRIMARY STANDARD     JURISDICTION OF             I.R.S. EMPLOYER
                      REGISTRANTS*                              INDUSTRIAL         FORMATION                  IDENTIFICATION NO.
                                                           CLASSIFICATION NUMBER

Prestige Brands International, LLC......................            2834           Delaware                       20-0941337
Prestige Household Holdings, Inc........................            2834           Delaware                       20-0815251
Prestige Household Brands, Inc..........................            2834           Delaware                       20-0815219
The Comet Products Corporation..........................            2834           Delaware                       20-0940808
The Spic and Span Company...............................            2834           Delaware                       06-1605546
Prestige Products Holdings, Inc.........................            2834           Delaware                       80-0091750
Prestige Acquisition Holdings, LLC......................            2834           Delaware                       20-0940783
Bonita Bay Holdings, Inc................................            2834           Virginia                       01-0619813
Prestige Brands Holdings, Inc...........................            2834           Virginia                       65-1026844
Prestige Brands International, Inc......................            2834           Virginia                       59-3606733
Prestige Brands Financial Corporation...................            2834           Delaware                       04-3728980
Medtech Holdings, Inc...................................            2834           Delaware                       94-3335024
Medtech Products Inc....................................            2834           Delaware                       83-0318374
Pecos Pharmaceutical, Inc...............................            2834           California                     33-0124594
The Cutex Company.......................................            2834           Delaware                       74-2899000
Prestige Personal Care Holdings, Inc....................            2834           Delaware                       80-0091757
Prestige Personal Care, Inc.............................            2834           Delaware                       80-0091755
The Denorex Company.....................................            2834           Delaware                       75-2993424

-----------

* The address for each of the Additional Registrants is c/o Prestige Brands, Inc., 90 North Broadway, Irvington, New York 10533, telephone: (914) 524-6810. The name, address, including zip code of the agent for service for each Additional Registrant is Peter C. Mann, President and Chief Executive Officer of Prestige Brands, Inc., 90 North Broadway, Irvington, New York 10533, telephone: (914) 524-6810.

                                    FORM T-1

ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

            a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO
               WHICH IT IS SUBJECT.
                   Comptroller of the Currency
                   Washington, D.C.

            b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.
                   Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.
               None

ITEMS 3-15     ITEMS 3-15 ARE NOT APPLICABLE BECAUSE TO THE BEST OF THE
               TRUSTEE'S KNOWLEDGE, THE OBLIGOR IS NOT IN DEFAULT UNDER ANY
               INDENTURE FOR WHICH THE TRUSTEE ACTS AS TRUSTEE.

ITEM 16. LIST OF EXHIBITS: LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION.

            1. A copy of the Articles of Association of the Trustee.*

            2. A copy of the certificate of authority of the Trustee to commence business.*

            3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

            4. A copy of the existing bylaws of the Trustee.*

            5. A copy of each Indenture referred to in Item 4. Not applicable.

            6. The consent of the Trustee required by Section 321(b) of the
               Trust Indenture Act of 1939, attached as Exhibit 6.

            7. Report of Condition of the Trustee as of March 31, 2004,
               published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.


       * Incorporated by reference to Registration Number 333-67188.

                                      NOTE

     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.


                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 7th of September, 2004.

                                    U.S. BANK NATIONAL ASSOCIATION

                                    By:  /s/ Frank P. Leslie III
                                         -------------------------
                                         Frank P. Leslie III
                                         Vice President


By:   /s/ Richard H. Prokosch
      ---------------------------------
      Richard H. Prokosch
      Vice President

                                    EXHIBIT 6

                                     CONSENT

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: September 7, 2004


                                     U.S. BANK NATIONAL ASSOCIATION


                                     By:  /s/ Frank P. Leslie III
                                          -------------------------
                                          Frank P. Leslie III
                                          Vice President


By:   /s/ Richard H. Prokosch
      ------------------------------
      Richard H. Prokosch
      Vice President

                                    EXHIBIT 7

                         U.S. BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                 AS OF 6/30/2004

                                    ($000's)

                                                            6/30/2004
                                                         ---------------
ASSETS
     Cash and Due From Depository Institutions           $     7,475,658
     Federal Reserve Stock                                             0
     Securities                                               39,934,622
     Federal Funds                                             2,663,649
     Loans & Lease Financing Receivables                    119, 013,580
     Fixed Assets                                              1,844,577
     Intangible Assets                                        10,112,137
     Other Assets                                              8,692,406
                                                         ---------------
         TOTAL ASSETS                                    $   189,736,629

LIABILITIES
     Deposits                                            $   126,260,502
     Fed Funds                                                 7,577,969
     Treasury Demand Notes                                             0
     Trading Liabilities                                         123,543
     Other Borrowed Money                                     24,852,349
     Acceptances                                                 169,141
     Subordinated Notes and Debentures                         5,469,689
     Other Liabilities                                         5,465,553
                                                         ---------------
     TOTAL LIABILITIES                                   $   169,918,746

EQUITY
     Minority Interest in Subsidiaries                   $     1,009,877
     Common and Preferred Stock                                   18,200
     Surplus                                                  11,792,288
     Undivided Profits                                         6,997,518
                                                         ---------------
         TOTAL EQUITY CAPITAL                            $    19,817,883

TOTAL LIABILITIES AND EQUITY CAPITAL                     $   189,736,629

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION

By:   /s/ Frank P. Leslie III
      -----------------------
      Vice President

Date: September 7, 2004